Cresco Labs Option Exchange Program Frequently Asked Questions What is the Cresco Labs Option Exchange Program? This program is an offer for eligible employees (as defined below) to exchange out-of-the-money or “underwater” stock options for new Restricted Stock Units (RSUs). This new program only applies to option grants with exercise prices at or above $2.25 or an expiration date on or prior to September 30, 2030 granted to certain employees through Cresco Labs’s equity incentive plans. For this program to be consummated, it must be approved by shareholders. Shareholders will be voting on the program at an annual and special meeting in September. What are stock options? Stock options are long-term awards that lock in an exercise price for you to buy company stock later, regardless of how much the price changes between the time you receive them and when they vest. What are Restricted Stock Units (RSUs)? Each RSU represents the right to receive one Cresco common share when that RSU vests. These units vest in equal amounts over three years on the anniversary of the new award grant date The new grant date will be September 17, 2025. Why am I being offered the chance to exchange my current Cresco Labs options for new RSUs? Equity awards are an essential part of Cresco Labs’s total rewards program because we believe our employees should be owners of our long-term success as a company. The challenges in the cannabis industry and economy in recent years have flattened stock prices for all cannabis companies, including Cresco Labs. This means that many employees’ stock options have an exercise price that is well above Cresco Labs’s current share price (they are “underwater”). The Award Exchange Program allows employees to exchange certain stock options that are underwater for the same number of new RSUs. Who is eligible to participate in the Award Exchange Program? The program is open to executive officers, including the CEO, and other members of the senior leadership team, and (i) you hold certain underwater stock options that were granted through Cresco Labs equity incentive plans; (ii) you are a current employee of Cresco Labs when the program launches on August 20, 2025; and (iii) you are a current employee on September 17, 2025, when your surrendered options are canceled, and the new RSUs are granted to replace them, subject to shareholder approval of the Award Exchange Program. Advisers, consultants, contractors, and current or former directors are not eligible. What stock options are eligible to be exchanged? An eligible stock option is an outstanding Cresco Labs stock option that has not been exercised and: (i) is held by an eligible employee on August 20, 2025, and continues to be held through September 17, 2025 at 10:59 p.m. Central Time, when the program expires; (ii) was granted through Cresco Labs equity incentive plans; (iii) has a per-share exercise price greater than or equal to $2.25; or (iv) expires on or prior to September 30. 2030. Note, only unexercised stock options are eligible. If I choose to participate in the program, do I have to exchange all of my eligible options? No. If you hold more than one eligible equity grant, you may choose to participate in the program on a grant-by-grant basis, meaning that you do not have to exchange all of your grants. However, if you choose to exchange a grant, you must exchange all of the unexercised stock options that are part of that grant. How many new RSUs will I receive if I choose to exchange my grant? You will get one RSU for each Option exchanged. (continued) Exhibit 99.2

Cresco Labs Option Exchange Program Frequently Asked Questions (continued) Will my new RSUs have a different vesting schedule? Yes, all new RSUs exchanged are subject to a new vesting schedule, regardless of whether the stock options were vested or unvested at the time of exchange. The RSUs will have a new 3-year “graded” schedule, which means one third of the RSU grant will vest per year, regardless of the original stock option grant date. What if the options I exchanged were already vested? All new awards issued will be subject to the new vesting schedule, regardless of whether you exchanged vested or unvested options. The new RSUs will vest one third annually on the anniversary of the new award grant date. What is the timeline for the program? The Award Exchange Program is open August 20. 2025, and will expire September 17, at 10:59 p.m. Central Time, unless otherwise communicated. Eligible options properly exchanged through the program will be cancelled on September 17, 2025, and your new RSUs will be granted with the terms described above, subject to the receipt of shareholder approval of the exchange. You will receive your new RSU in the Siebert platform only after the exchange has been approved through a shareholder vote at Cresco Labs’s Annual General Meeting. This vote is expected to take place on September 16, 2025. If the shareholder approval is not obtained, then your current options will remain in effect. All options exchanged will be subject to review by Cresco Labs to confirm they were (i) eligible options and (ii) properly tendered. Do I have to participate in the Award Exchange Program? No. This program is completely voluntary. Your existing equity grants will remain with existing option prices if you take no action. The Award Exchange Program allows employees to exchange equity grants so that their equity is more aligned with the current stock price, with room to grow in value as the company’s stock price rises. However, Cresco Labs cannot provide financial, legal or tax advice, participation in the program is entirely your decision and at your discretion. Please speak with a financial advisor if you have questions about how this program will impact your unique financial circumstances. How do I participate in the Exchange Offer? First, educate yourself about the program by reviewing the resources here: Cresco Labs Option Exchange Program If you choose to participate, you will receive an e-mail on the opening day of the tender offer period in addition to a docusign with your eligible exchange information. Instructions and required acknowledgements on how to complete the exchange will be provided. The docusign email will come from "John Hammond via Docusign". Please review the documentation for more information and instructions on how to elect to participate, change a prior election, and withdraw your election before the end of the offering period. By participating in the program, you are confirming that you have read these materials. Can I withdraw previously tendered Eligible Options? Yes. You may withdraw your election of the grant at any time before the program expires September 17, 2025, at 10:59 p.m. Central Time, unless otherwise communicated. You are responsible for making sure that you complete and submit the change form through Docusign before the program expires. (continued)

Cresco Labs Option Exchange Program Frequently Asked Questions (continued) Does this program have tax implications? Generally no. Exchanging your options as we have it structured should not be a taxable event for U.S. federal income tax purposes. You should consult with your tax or financial advisor to determine the personal tax consequences of participating in the program. If you are subject to the tax laws of more than one country, you should be aware that there may be additional or different tax consequences that may apply to you. Cresco Labs cannot provide financial, legal or tax advice, and participation in the program is entirely your decision and at your discretion. Please speak with a financial advisor if you have questions about how this program will impact your unique financial circumstances. How do I receive the new RSUs? If you participate in the program, you will receive an email from equity@crescolabs.com that will direct you to go to Siebert Financial to review and accept your newly issued awards. The awards will be held at Siebert Financial. Please note that it may take a few weeks for you to receive this email and for the new RSUs to be reflected in your online Siebert account. Following the shareholder approval of the exchange, you will receive a communication letting you know when your account has been updated. Who should I contact with questions? If you have any questions, please email equity@crescolabs.com. Cresco Lab has not authorized any person to make any recommendation on its behalf as to whether or not you should surrender your eligible options for exchange pursuant to the Award Exchange Program. You should rely only on the information in these materials or in other documents to which the Company has referred you. The Company has not authorized any person to provide you with any information or to make any representation in connection with the Award Exchange Program other than the information and representations contained or referred to in these materials. If any person makes any recommendation or representation to you or provides you with any information, you should treat that recommendation, representation or information as not having been authorized by the Company. The Company is not conducting the Award Exchange Program in any jurisdiction in which participation in the Award Exchange Program by its employees is not permitted. However, the Company may, at its discretion, take any actions necessary to permit participation in the Award Exchange Program by employees in any of these jurisdictions. You should not assume that the information provided in this FAQ is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this letter. This FAQ summarizes various agreements, documents and other information. These summaries are qualified in their entirety by reference to the agreements, documents and information to which they relate. Neither the United States Securities and Exchange Commission (the SEC) nor any state or foreign securities commission has approved or disapproved of these securities or passed judgment upon the adequacy of the disclosures of any materials provided in connection with the Award Exchange Program. Any representation to the contrary is a criminal offense. You are advised to exercise caution in relation to the Award Exchange Program. If you are in any doubt about any of the contents of this FAQ or any documents provided in connection with the Award Exchange Program, you should obtain independent professional advice. This notice does not constitute an offer. The full terms of the Award Exchange Program are described in the Schedule TO-I and accompanying documents, which you may access on our website at https://investors.crescolabs.com/financials/ sec-filings or through the SEC website at www.sec.gov.